EXHIBIT 10.10
COMMERCIAL LEASE
This Lease is made and entered into between Redrock Land Development, LLC, 340 Orient Way, Lyndhurst, New Jersey 07071, referred to in this lease as “Lessor,” and Pure Earth Materials (NJ) Inc., One Neshaminy Interplex, Suite 201, Trevose, PA 19053 referred to in this lease as “Lessee”.
In consideration of the mutual covenants and agreements set forth in this lease, and other good and valuable consideration, Lessor leases to Lessee, and Lessee leases from Lessor, the premises situated as part of 1000 Page Avenue in the Borough of Lyndhurst, County of Bergen, State of New Jersey on, and more particularly described in Exhibit C, the Site Plan and Exhibit C-1, the Floor Plan, attached to this lease and by reference incorporated into this lease. These premises are referred to in this lease as “the Premises” or “the Leased Premises”.
ARTICLE 1. TERM
Term of Lease
1.01. The term of this lease shall be Five (5) years, commencing on December 01, 2007, and ending on November 30, 2012 unless sooner terminated as provided in this lease.
Option to Extend Term
1.02. Lessee has the right to extend this lease beyond the expiration date provided in Paragraph 1.01 on the following terms and conditions:
a. Should Lessee fully and faithfully perform all of the terms and conditions of this lease, Lessee may extend the term of this lease for a period of Two individual Five (5) year options under the terms and conditions as provided in Article 2.01 with the extended term to begin on the day following the expiration date of the lease term specified in Paragraph 1.01. However, if at the date of expiration of the original term or any extended terms, Lessee is in default beyond any grace period provided for in this lease in the performance of any of the terms or provisions of this lease, the remaining option or options shall be null and void. All of the terms, covenants, and provisions of this lease shall apply to all extended lease terms.
b. Lessee may exercise the option to extend this lease by giving to Lessor notice of its intention to do so not later than three (3) months prior to the expiration of the lease term in the case of the initial option to extend, or the expiration of the extended lease term, in the case of successive options to extend. To constitute effective notice of an intention to exercise an option under this lease, the notice must be sent by certified or registered mail to Lessor at the address provided in Paragraph 15.01 of this lease and must be postmarked no later than the date provided in this section for Lessee’s exercise of the option.

Holdover
1.03. If Lessee holds over and continues in possession of the leased premises after expiration of the term of this lease or any extension of that term, other than is provided in Paragraph 1.02, Lessee will be deemed to be occupying the premises on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this lease. Should the Lessee hold over and continue in possession of the leased premises after expiration of the base lease term or option lease term, other than provided by the terms and conditions of this lease agreement, against the desires of the Lessor, then the Lessee shall become obligated for all costs associated with the removal of the lessee from the premises as well as any and all consequential and direct damages caused to be suffered by Lessor, as a result of tenant’s holdover and refusal to vacate the premises.
ARTICLE 2. RENT
Rent
2.01. Lessee agrees to pay to Lessor the sum as indicated in the rent schedule detailed in Exhibit D on or before the first day of each month as a fixed rent for the succeeding month. Rent for any fractional month at the beginning or end of the lease term shall be prorated on a per diem basis. The rent for the options and any subsequent extended terms shall be such as indicated in the rent calculation identified as Exhibit D and incorporated as part of this lease. Lessee agrees to pay rent to Lessor at Lessor’s office, located at 340 Orient Way, Lyndhurst, NJ 07071 or at such other location or locations as Lessor shall from time to time designate written notice to Lessee. Tenant shall pay a sum equal to 3% of any rent payment not received by the 10th day of the month as a late fee.
Security Deposit
2.02 Lessee shall deposit with Lessor on the execution and delivery of this lease a security deposit as security for the performance of Lessee’s obligations under this lease in the amount of Sixty Six Thousand Dollars ($66,000.00) which is equal to one and one half (1 1/2) months rent for the original lease term. Lessor agrees to keep the security deposit in an interest bearing account. The monthly rent for the purposes of determining the amount of the security deposit consists of the $40,000.00 base rent for the Class B Recycling yard and the 2nd floor office space and $4,000.00 base rent for the +/- 2 acres of land south of and immediately adjacent to the facility. Each time the base rent is increased for any reason the Lessee shall immediately upon the effective date of the increased base rent deliver additional security deposit monies to the Lessor to maintain the one and one half (1-1/2) months rent security deposit.

Taxes
2.03 Lessee shall be responsible for the pro rata share of the real estate taxes levied on the property. The basis for determining Lessee’s obligation shall be the square footage of the Leased Premises as the numerator and the over-all square footage of the property as the denominator. The resultant ratio shall be the multiplier for the total tax bill. Lessee shall pay the pro-rata real estate taxes to the Lessor, as additional rent, which is to be invoiced and paid quarterly. Lessor shall provide Lessee with copies of all such tax bills and attach them to the calculation of the pro-rata taxes payable by Lessee to Lessor in a form similar to the pro-rata tax calculation form set forth herein as Exhibit A. Lessor shall advise Lessee of tax increases as soon as Lessor shall be notified by the Municipality of an increase in the property’s assessment. Lessor shall pursue with all due diligence tax appeals that will benefit the property as well as appealing any new or re-assessments on the property if there is a basis to do so.
ARTICLE 3. USE OF PREMISES
Permitted Use
3.01 Lessee may use the premises to operate a Class B Recycling Facility, processing concrete, concrete block, brick, asphalt, cinder block, ceramic tile, asphalt millings, porcelain, plaster and terra cotta. Also, the processing of natural stone/rock into quarry process product is permitted as a non regulated activity and outside the confines of the approval as issued by NJDEP to operate the Class “B” Recycling Facility; as is the attendant storage, trucking and such other services relating to the conduct of recycling business activities as may be appropriate. Lessee may not use the premises for any other purpose without the written prior approval and consent of Lessor which consent and approval shall not be unreasonably withheld. Lessor shall use it’s reasonable best efforts to maintain all use permits associated with the Leased Premises as such permits currently exist or as they may be expanded or modified as requested by Lessee.
Waste, Nuisance, or Illegal Uses
3.02. Lessee shall not use, or permit the use of the premises in any manner that proximately results in waste on the premises, constitutes a nuisance, or violates any statute, ordinance, rule, regulation, laws or code applicable to the premises by and Federal, State, Local or other Authority having jurisdiction or for any illegal purpose.
ARTICLE 4. REPAIRS AND MAINTENANCE
4.01. Lessee shall, throughout the term of this lease and any extensions of such term at, its own expense and risk, maintain any and all improvements to the Leased Premises in good and proper working order and condition, including but not limited to making all repairs and replacements necessary to keep such improvements in such condition. All maintenance, repairs and replacements required by this section must be performed promptly when required and in a manner that will not cause depreciation in the value of the premises. Lessee shall be responsible to maintain all improvements to the office areas of the demised premises including but not limited to ceilings, walls, flooring, lighting, electrical systems within the demised Leased Premises, toilets, plumbing systems within the demised Leased Premises, HVAC distribution system within the demised Leased Premises system, doors and windows. Common areas within the Leased Premises and common area access ways within the Leased Premises shall be the Lessee’s responsibility to maintain in good and proper working order and to affect all repairs as required to properly maintain the areas.

Lessor shall, throughout the term of the lease and all exercised option terms that may be in effect, maintain and repair all structural components of the building including roof, exterior walls, (excluding windows) slabs, and foundations and all major building systems supplying services to the building including but not limited to electric, storm sewer, sanitary sewer, HVAC electric, gas, fire water and domestic water in good and proper working order.
Failure to Repair or Maintain
4.02. In the event Lessor or Lessee fails to perform its respective obligations to repair, replace or maintain, as set forth in Paragraph 4.01 above, after due and proper written notice from the other party of the need for such repair, replacement, or maintenance and the passage of a reasonable amount of time, but in no event longer than 30 days, for performance after such notice either party may enter the Premises and make such repairs or replacements, or perform such maintenance or cause such repairs, replacements to be made, or maintenance to be performed, at its own expense to be reimbursed by the other party. Upon either party’s notice to the other party of the performance and cost of any maintenance, repairs, or replacements pursuant to this section, subject party must immediately reimburse the other party for any reasonable costs incurred by the party making the repairs pursuant to this section, together with fifteen percent (15%) mark up to cover the parties administration and management costs associated with performing the work.
ARTICLE 5. UTILITIES AND GARBAGE REMOVAL
Utilities
5.01. Lessee shall pay the Lessor on a pro-rata basis on Lessee’s square footage occupancy percentage vis a vis other tenants at the property for building premises utilities (electricity, gas and water utilities) and for common area maintenance (cleaning, Landscaping and snow removal services of the building common areas) charges at a rate of $5.25 per square foot per month of the gross area of the leased building premises. This cost shall be referred as additional rent and shall be invoiced on a monthly basis for the succeeding month and shall be paid on or before the first of every month with the monthly rent. Lessee shall endeavor to have separate utility service for electrical, gas and water utilities for the Class B Recycling Facility and to pay the charges for the services and for electric, gas and water consumption directly to the respective utility company. Should the Lessee not be able to accomplish this Lessor shall arrange for such utility services and the Lessee shall reimburse the Lessor for all costs incurred by the Lessor in providing the utility services and to pay for the consumption charges to the Lessor for such services along with the Lessors reasonable overhead costs directly associated with managing these service. The square foot unit cost for the Lessor to provide these services shall by increased each year during the term of the base lease and all options by five percent (5%).

Garbage Removal
5.02. Lessee shall pay on a pro-rata basis according to its square footage occupancy of the Leased Premises vis a vis the square foot occupancy of other tenants, the daily removal cost of all normal office building garbage and rubbish generated from the Leased Premises during the term of the lease. The cost for this service shall be $.25 per square foot of gross Leased Premises.
5.03. Lessor shall provide Lessee with an invoice on a monthly basis in a form substantially similar to Exhibit B consisting of a break out of the pro-rata costs of the utilities and services to be paid by Lessee pursuant to Article 5.
ARTICLE 6. ALTERATIONS, ADDITIONS, & IMPROVEMENTS
Consent of Lessor
6.01. Lessee shall not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Lessor. Plans and specifications for all alterations and installations must be submitted to the Lessor for review and approval prior to the work being started. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Lessor. Prior to agreeing to any structural modifications, plans and specifications must be submitted to the Lessor for review and approval. All structural work requested by Lessee shall be performed by the Lessor at the Lessee’s expense. A fifteen percent (15%) administrative and management fee will be added to cover Lessor’s time and reasonable costs directly related to the work.
Property of Lessor
6.02. All alterations, additions, or improvements to the Leased Premises made by Lessee shall become the property of Lessor at the termination of this lease. Lessor may, however, require that Lessee remove any or all such alterations, additions and improvements installed or made by Lessee, and any other property placed on the Premises by Lessee, upon termination of the lease. In the event, that Lessor requires Lessee to remove such alterations, additions, or improvements Lessee shall repair any damage to the Premises caused by such removal.
ARTICLE 7. TRADE FIXTURES AND SIGNS
7.01. If Lessee shall make such improvement to the Leased Premises Lessee has the right at all times to erect or install shelves, bins, machinery, equipment, or other trade fixtures within the confines of the Leased Premises and property provided that Lessee complies with all applicable governmental laws, ordinances, and regulations regarding such equipment and fixtures. Lessee has the right to remove all trade fixtures at the termination of this lease, provided Lessee is not in default under the lease and that the fixtures can be removed without structural damage to the building or property. Lessee must repair any damage to the leased premises caused by removal of trade fixtures and all such repairs must be completed prior to the termination of the lease.

Any trade fixtures that have not been removed by Lessee at the termination of this lease shall be deemed abandoned by the Lessee and shall automatically become the property of Lessor. In the event any trade fixture installed by Lessee is abandoned at the termination of the lease, Lessee must pay Lessor any reasonable expense actually incurred by Lessor to remove the fixture from the premises, less the fair market value of the fixture once removed, provided the fixture is removed within thirty days after Lessee has surrendered possession of the premises or prior to the entrance of any subsequent tenant onto the premises or use of the trade fixtures by Lessor.
Signs
7.02. Lessee shall have the right to erect signs on the Leased Premises and property including but not limited to, the exterior walls of the Premises, subject to applicable laws, ordinances and regulations. All signs must be approved by the Lessor and Lessee must submit plans and specifications to the landlord for review and approval. Lessee is responsible for obtaining all required permits and variances that may be required. Lessee must remove all signs at the termination of this lease and repair any damage resulting from the erection or removal of the signs.
ARTICLE 8. MECHANICS LIENS
8.01. Lessee will not permit any mechanic’s lien or liens to be placed upon the Leased Premises for any property improvements made or requested by Lessee on the Leased Premises. If a mechanic’s lien is filed involving such improvements of the Leased Premises Lessor shall notify Lessee in writing. The Lessee shall have five (5) days to pay such lien, bond the lien or otherwise have it released. If default in payment of such lien continues for fifteen (15) days after written notice from Lessor to Lessee, Lessor may, at its option pay the lien or any portion of it without inquiry as to its validity. Any amounts paid by the Lessor to remove a mechanic’s lien caused to be filed against the Leased Premises or improvements on the Leased Premises made by Lessee, including any expenses and interest, shall be immediately due from Lessee to Lessor upon notice together with interest at ten percent per annum until repayment.
ARTICLE 9. INSURANCE AND INDEMNITY
Property Insurance
9.01. Lessor shall, at its own expense, during the term of this lease, keep all buildings and improvements on the Leased Premises if applicable insured against loss or damage by fire or theft. The insurance is to be carried by one or more insurance companies licensed to do business in The State of New Jersey. Such policy or policies of insurance shall name both the Lessor and Lessee as named insured. The policies shall provide that any proceeds for loss or damage to buildings or to improvements shall be payable solely to Lessor, which sum Lessor shall use for repair and restoration purposes. The certificate of insurance and the policy shall provide for and so state that thirty (30) day notice prior to cancellation of the policy shall be given and required.

Liability Insurance
9.02. Lessee, at its own expense, shall provide and maintain in force during the term of this lease, liability insurance in the amount of $1,000,000.00, covering Lessor as well as Lessee, for any liability for property damage or personal injury arising as a result of Lessee’s occupation of or Lessee’s operations of the Leased Premises. This insurance is to be carried by one or more insurance companies authorized to transact business in the State of New Jersey and approved by Lessor. The certificate of insurance and the policy shall provide for and so state that thirty (30) day notice prior to cancellation of the policy shall be given and required.
Remedy for Failure to Provide Insurance
9.03. Lessee shall furnish Lessor with certificates of all insurances required by this article. If Lessee does not provide such certificates upon Lessor’s delivery of possession to Lessee or within thirty days of obtaining possession, or if Lessee allows any insurance required under this article to lapse, Lessor may, at its option, take out and pay the premiums on the necessary insurance to comply with Lessee’s obligations under the provisions of this article. Lessor is entitled to reimbursement from Lessee for all amounts spent by it to procure and maintain such insurance, with interest at the rate of Ten percent (10%) per annum from the date of receipt of Lessor’s notice of payment until reimbursement by Lessee.
Hold Harmless
9.04. Lessor and Lessee agree to indemnify and hold the other harmless against any and all claims, demands, damages, costs, and expenses, including reasonable attorney’s fees for the defense of such claims and demands, arising from the conduct or management as the case may be of Lessor’s business outside of the Leased Premises, or Lessee’s business within its use of the Leased Premises, or from any breach on the part of Lessee or Lessor of any of their respective conditions of this lease, or from any act or negligence of Lessor or Lessee, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the Leased Premises. In case of any action or proceeding brought against Lessor or Lessee, as the case may be by reason of any such claim, Lessor or Lessee, upon notice from the other, agrees to defend the action or proceeding by counsel acceptable to such other party.
ARTICLE 10. DAMAGE OR DESTRUCTION OF PREMISES
Notice to Lessor
10.01. If the Leased Premises, or any structures or improvements on the Leased Premises, should be damaged or destroyed by fire, flood, or other casualty, Lessee shall give immediate written notice of the damage and, as far as known to Lessee, the cause of the damage.

ARTICLE 11. CONDEMNATION
Total Condemnation
11.01. If during the term of this lease or any extension or renewal of it, all of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under condemnation, this lease shall terminate, and the rent shall be abated during the un-expired portion of this lease, effective as of the date of the taking of the Premises by the condemning authority.
Partial Condemnation
11.02. If less than all, but more than twenty percent (20%), of the Leased Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, Lessee may terminate the lease by giving written notice to Lessor within thirty (30) days after possession of the condemned portion is taken by the entity exercising the power of condemnation. If more that 20% of the Leased Premises is condemned and Lessee fails to exercise the option to terminate the lease under this section, or if less than twenty percent (20%) or less of the Leased Premises are condemned, this lease shall not terminate, but Lessor may, at its sole expense, restore and reconstruct the building and other improvements situated on the Leased Premises to make them reasonably tenantable and suitable for the uses for which the Premises are leased. The fixed rent payable under Paragraph 2.01 of this lease will be adjusted equitably during the un-expired portion of this lease.
Condemnation Award
11.03. Lessor and Lessee shall each be entitled to receive and retain such separate awards, and portions of lump sum awards, as may be allocated to the respective interests in any condemnation proceedings. The termination of this lease shall not affect the rights of the respective parties.
ARTICLE 12. DEFAULT
Default by Lessee
12.01. If Lessee allows the rent to be in arrears more than fifteen (15) days after written notice of that delinquency, or if Lessee remains in default under any other condition of this lease for a period of fifteen (15) days after written notice from Lessor, Lessor may at its option, without further notice to Lessee, terminate this lease or, in the alternative, Lessor may reenter and take possession of the Premises and remove all persons and property without being deemed guilty of any manner of trespass. After entry, Lessor may relet the Premises, or any part of the Premises, for all or any part of the remainder of the lease term, to a party satisfactory to Lessor and at such monthly rental as Lessor may with reasonable diligence be able to secure. Should Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the rental Lessee was obligated to pay under this lease, or any renewal of this lease, plus the expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor, provided, however, no such expense of reletting shall be payable by lessee if Lessor undertakes to occupy the Leased Premises for itself or any affiliated company of Lessor.

Default by Lessor
12.02. If Lessor defaults in the performance of any term, covenant, or condition required to be performed by it under this lease, Lessee may elect to do either one of the following: After not less than ten (10) days notice to Lessor, Lessee may remedy such default by any necessary action and, in connection with such remedy, may pay expenses and employ counsel. All sums expended or obligations incurred by Lessee in connection with remedying Lessor’s default shall be paid by Lessor to Lessee on demand and, on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct these costs and expenses from rent subsequently becoming due under this lease.
Lessee may terminate this lease on giving at least thirty (30) days notice to Lessor of such intention. In the event Lessee elects this option, the lease will be terminated on the date designated in Lessee’s notice, unless Lessor has cured the default prior to expiration of the Stay period.
Cumulative Remedies
12.03. All rights and remedies of Lessor and Lessee under this Article shall be cumulative, and none shall exclude any other right or remedy provided by law or by any other provision of this lease. All such rights and remedies may be exercised and enforced concurrently and whenever, and as often, as occasion for the exercise arises.
Waiver of Breach
12.04. A waiver by either Lessor or Lessee of a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach of the lease.
ARTICLE 13. INSPECTION BY LESSOR
13.01. Lessee shall permit Lessor and Lessor’s agents, representatives, and employees to enter into and on the Leased Premises at all reasonable times for the purpose of inspection or any other purpose necessary to protect Lessor’s interest in the Leased Premises or to perform Lessor’s duties under this lease.

ARTICLE 14. ASSIGNMENT AND SUBLEASE
Assignment and Subletting by Lessee
14.01. Lessee may not sublet, assign, encumber, or otherwise transfer this lease or any right or interest in this lease or in the Leased Premises or the improvements on the Leased Premises, without the written consent of Lessor. If Lessee sublets, assigns, encumbers, or otherwise transfers its rights or interests in this lease or in the Leased Premises or the improvements on the Leased Premises without the written consent of Lessor, Lessor may, at its option, declare this lease terminated. In the event Lessor consents in writing to an assignment, sublease, or other transfer of all or any of Lessee’s rights under this lease, the assignee or sub Lessee must assume all of Lessee’s obligations under this lease, but Lessee shall remain liable for the obligation under the lease. Lessor’s consent required under this section will not be arbitrarily or unreasonably withheld.
Assignment by Lessor
14.02. Lessor may assign or transfer any or all of its interests under the terms of this lease.
ARTICLE 15. MISCELLANEOUS
15.01. Notices required under this lease must be given by certified mail or registered mail, addressed to the proper party, at the following address:

Lessor:	Redrock Land Development, LLC, 340 Orient Way, Lyndhurst, NJ 07071 Attn: Mr. Frank Weidner

Lessee:	Pure Earth Materials (NJ), Inc., One Neshaminy Interplex, Suite 201, Trevose, PA 19053 Attn: Mr. Mark Alsentzer
Either party may change the address to which notices are to be sent by giving the other party notice to the new address in the manner provided in this section.
Parties Bound
15.02. This lease shall be binding upon, and inure to the benefit of the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.
Subordinate to Mortgages
15.03. The Lessee agrees that this lease shall be subject and subordinate to any renewals of any mortgage or mortgages now on said Premises or any new mortgage or mortgages which any owner of said Premises may hereafter at any time elect to place on said Premises; and the Lessee agrees upon request at any time or times to execute any paper or papers which the Lessor may deem necessary to accomplish that end. In default of the Lessee doing so, the Lessor is empowered to execute such paper or papers in the name of the Lessee as the act and deed of the Lessee and this authority is declared coupled with an interest and not irrevocable.

New Jersey Law Applies
15.04. This agreement shall be construed under, and in accordance with, the law of the State of New Jersey, and all obligations of the parties created by this lease are performable in Bergen County, New Jersey.
Legal Construction
15.05. In case any one or more of the provisions contained in this lease shall for any reason be held by a court of competent Jurisdiction to be invalid, illegal, or unenforceable in respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this lease shall be construed as if the invalid, illegal, or unenforceable provision had never been included in this agreement.
Prior Agreements Superseded
15.06. This agreement constitutes the sole and only agreement of the parties to the agreement and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.
Amendment
15.07. No amendment, modification, or alteration of the terms of this lease shall be binding unless it is in writing, dated subsequent to the date of this lease, and duly executed by the parties to this lease.
Attorneys’ Fees and Costs
15.08. If, as a result of a breach of this lease by either party, the other party employs an attorney or attorneys to enforce its rights under this lease, then the breaching or defaulting party agrees to pay the other party the reasonable attorneys’ fees and costs incurred to enforce the lease.
Force Majeure
15.09. Neither Lessor or Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by Force Majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.
Time of Essence
15.10. Time is of the essence of this lease. The undersigned Lessor and Lessee execute this lease on the date and year next to their names.

IN WITNESS WHEREOF, we have set our hand and seals.

LESSOR:
Witness/Attests		REDROCK LAND DEVELOPMENT, LLC

/s/ (unreadable)	By:	/s/ Frank Weidner

Frank Weidner, Managing Member

Date: 10/26/07

LESSEE:
Witness/Attests		PURE EARTH MATERIALS (NJ), INC.

	By:	/s/ Mark Alsentzer

Mark Alsentzer, CEO & President

Date: 10/23/07

Riders
To the Lease
By and Between
Redrock Land Development, LLC
and Pure Earth Materials (NJ), Inc.
Rider No. One
Lessee is obligated to and responsible to insure that its operations at the Leased Premises fully comply with any and all provisions and conditions of Redrock Land Development, LLC’s general approval to operate a Recycling Center for Class B materials at the Facility Number 131888, Permit Number CBG070002 effective 16 July 20007 which is incorporated into this lease by reference and attached as Exhibit “E”. Should the Lessee exceed the allowed processing capacity then the initial base rent shall be increased by One Thousand Dollars and no Cents ($1,000.00) for every one hundred tons (100T) of average daily capacity calculated by dividing the number of operating days per month into the total tonnage processed per month. Such pro-rata calculation shall exclude any stone, rock or other materials not subject to permit capacity restrictions under the Class B Facility Number 131888, Permit Number CBG070002.
Rider No. Two
Lessee shall operate the Class B Material Recycling Facility in compliance with the conditions of the General Approval as issued by NJDEP as well as in compliance with any and all codes, laws, statutes regulations that govern the operation of this facility to the extent that they apply to Lessee’s recycling operations governed by this Lease by any authority whether Federal, State, Local or other having jurisdiction. Should the Lessee operate the facility in such non-compliance relating directly to Lessee’s recycling operation as described in the lease, the Lessee shall be solely and fully responsible for all direct and proximate damages including but not limited to fines, shut downs, violations, legal fees or other direct damages incurred and suffered by the Lessor which have been proximately caused by the Lessee. Should the General Approval To Operate be revoked due to the operation of the Lessee, Lessee shall reimburse the owner for the fair market value of the Permit to Operate based on the greater of the allowed capacity of the facility or current average of amount of material being processed. Should the NJDEP or any other authority having jurisdiction suspend, revoke or otherwise prevent the facility from operating or cause it to operate at a reduced capacity as a direct and proximate result of any negligence by Lessee relating to its recycling operations there shall be no abatement of the rent and the lease liabilities shall continue in full force through the full term of the lease.

Rider No. Three
The Lessor shall have the right with due and proper notification given at least 3 working days in advance to audit the Class B Materials Recycling Facility’s books, records, logs, files, etc. and or any other documents that may be required to determine the exact amount of materials being processed on a daily basis. In addition, the Lessor shall also have the right to audit all of the above-identified documents plus the actual physical operation of Lessee to verify the operation of the facility complies with the conditions imposed by the General Approval Permit.
The Lessor has the right with due and proper notice to access any and all portions of the Leased Premises for any purpose whatsoever.
Rider No. Four
Lessee shall have the right to renegotiate or terminate this lease agreement at any time after the initial 12-month period should the Lessor not be able to obtain the amended Class B Recycling approval for an increased capacity. Any renegotiated modification to the lease will be based on a pro rata percentage of the increased capacity to the desired total capacity of 2000 tons of recycled materials per day.
Rider No. Five
During the term of this lease including any exercised option terms, Lessee shall agree to negotiate a preferred dumping fee for C&D materials from the Lessor’s projects for either a pre-determined length of time or on a project-by-project basis. The Lessee shall also agree to negotiate a preferred price for finished product, either recycled concrete aggregate products or quarry process products, with the Lessor, as the Lessor may desire to purchase.
Rider No. Six
During the term of the lease including any and all option terms exercised by the Lessee, the Lessor shall not engage in any activities involving the handling, processing or transfer of “soils”, whether contaminated or non-contaminated, in any facility owned wholly or in part by Red Rock Land Development LLC or any affiliated organization within a 25 mile radius of the Recycling Facility located at 1000 Page Avenue, Lyndhurst, NJ 07071. “Soil” handling, processing or transfer activities is defined for the purposes of this rider as activities involving the described activities when the “soils/dirt” comprise more than 35% of the volume in any truckload of materials being transported for handling, processing or transferring by Lessor; or such handling, processing or transferring is directly related to the “soils/dirts” being handled/processed/transferred as a separate component and not simply as a product of the main handling/processing/transferring activity. The radius restriction does not apply to materials being handled, processed or transferred where the “soil/dirt”, contaminated or non-contaminated, is an incidental component or product by volume of the materials being handled, processed or transferred. This rider does not apply to the operation of a Class “B” Recycling Facility with an approved list of materials that can be recycled similar to that at 1000 Page Avenue, Lyndhurst, NJ or to any type of quarry process activities (processing of natural rock or stone).

Exhibit A
To the Lease
By and Between
Redrock Land Development, LLC
and
Pure Earth Materials (NJ), Inc.
REAL ESTATE TAXES CALCULATION FORMULAS
Total Areas
Land:

	Lots 4 & 5	:	156,966 S.F.
	ACA Lot	:	87,120 S.F.
	Total Land			244,086 S.F.

Building:

	Maintenance Garage	:	7,800 S.F.
	3 Story Building	:	15,900 S.F.
	2 Story Building	:	19,080 S.F.
	Total Building			42,780 S.F.

	Total Square Footage for Tax Calculations:				286,866 S.F.

Leased Area

Land:

	P.E.M.I. Leased Land			160,077 S.F.

Building:

	P.E.M.I. Leased 2nd Floor			5,102 S.F.

	Total Leased Square Footage for Tax Calculation:				165,179 S.F.
Tax Calculation:
(165,179 S.F. / 286,866 S.F.) X (Total Real Estate Tax Bill) = P.E.M.I.’S Pro-Rata Share
Sample 2007 Taxes
(165,179 S.F. / 286,866 S.F.) x (25,007.02) = $14,399.18

Exhibit B
To the Lease
By and Between
Redrock Land Development, LLC
and
Pure Earth Materials (NJ), Inc.
MONTHLY UTILITIES AND SERVICES INVOICE
CAM / UTILITIES
GROSS LEASED BUILDING AREA X $5.25 P.S.F. = YEARLY CAM AND
UTILITY CHARGE
5,102 S.F. X $5.25 P.S.F. = $26,785.50
$26,785.50 / 12 = $2,232.15 PER MONTH
TRASH REMOVAL
5,102 S.F. X $0.25 P.S.F. = $1,275.50
$1,275.50 / 12 = $106.30 PER MONTH
TOTAL MONTHLY ADDITIONAL RENT: $2,338.45

Exhibit C
To the Lease
By and Between
Redrock Land Development, LLC
and
Pure Earth Materials (NJ), Inc.
SITE PLAN
(See Attachment)

Exhibit D
To the Lease
By and Between
Redrock Land Development, LLC
and
Pure Earth Materials (NJ), Inc.
RENT CALCULATIONS
The yearly rent shall be Five Hundred Twenty Eight Thousand Dollars and No Cents ($528,000.00) due and payable in Twelve equal monthly installments of Forty Four Thousand Dollars and No Cents ($44,000.00) due on or before the first day of every month and for each succeeding first day of the month during the term of the lease and any extensions, which is payment for said current month.
The rent, should the option(s) be exercised, will increased in years 6 through 8 by the average of the CPI index for the three months immediately preceding the month the increase is to become effective, in the years 9 through 10 by the average of the CPI index for the three months immediately preceding the month the increase is to become effective, and in years 11 through 15 by the average of the CPI index for the three months immediately preceding the month the increase is to become effective.
The rent shall increase to $62,000 per month for the rent cycle immediately subsequent to the amended Class B Recycling Permit being issued by the NJDEP to reflect an increased capacity to process 2,000 tons of material on a daily basis and to include soil as an accepted material. Should Lessor not be successful in securing an amended Class B Permit with a 2,000 ton/day capacity, but a lesser capacity is secured, then the initial base rent shall be increased by $1,000 per month for every 100 tons of capacity over the 250 tons permitted under the current permit.
The base monthly rent shall be capped at $62,000.00 no matter how much additional capacity is granted by NJDEP or is processed through the facility by Pure Earth Materials, Inc. The rent cap applies only to the initial term of the lease, and not the option years. Should the options be exercised and the base rent be at the cap levels then the rent increased based upon the three-month average CPI index shall apply to the capped rent amount.

Exhibit E
To the Lease
By and Between
Redrock Land Development, LLC
and
Pure Earth Materials (NJ), Inc.
CLASS ‘B’ RECYCLING GENERAL
PERMIT NUMBER CBG070002
FACILITY REGISTRATION NO. 131888